SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   September 16, 2008

 China Yida Holding, Co.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-26777	22-3662292
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

RM 1302-3 13/F, Crocodile House II
55 Connaught Road Central Hong Kong
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

86-591-28308388
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

    Peter Zheng has resigned as our part-time Chief Financial Officer effective August 29, 2008. At the time of resignation, Mr. Zheng was not a member of any committee on the Board of Directors. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

       On September 16, 2008, Alfred Chung-Chieh Ying was appointed as our full-time Chief Financial Officer. Mr. Ying is fluent in both Mandarin and English and is knowledgeable about U.S. GAAP accounting standards and public company responsibilities. Mr. Ying does not have any family relationship with any other director or executive officer of China Yida. As of the date of this filing, Mr. Ying has not been appointed to any committee of the Board of Directors

Alfred Chung-Chieh Ying, 43 years old, Chief Financial Officer

    Mr. Ying is a dual citizen of Chinese Taiwan and Australia. Since August 2007, Mr. Ying has been the Vice President of Investor Relations at Prime Success International Group Limited, a Hong Kong company listed on the Main Board of The Stock Exchange of Hong Kong Limited (Code 210 HK). As the Vice President of Investor Relations, Mr. Ying specialized in building communication between the company and its investors, and developing strategic plans related to the capital market, which includes, but is not limited to, introducing strategic investors, fund-raising, evaluating potential mergers and acquisitions and establishing strategic alliances.

    Prior to such time, from 1998 to 2007, Mr. Ying worked for BNP Paribas Peregrine Securities Ltd, as the Director and Research Supervisor of its Asian and Pacific Technical Industry and Taiwan Research Office where he led the research group and regularly performed road shows to institutional investors in Europe, Hong Kong, Singapore and the United States.

    Mr. Ying received his Master of Business Administration in 1995 from University of New South Wales Australian Graduate School of Management, Master of Engineering in 1989 from National Chiao Tung University, and Bachelor in Engineering in 1987 from National Cheng Kung University.

    Mr. Ying has entered into an employment agreement with us in substantially the form attached as Exhibit 10.1.

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

10.1	Employment Agreement with Alfred Chung-Chieh Ying

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

             China Yida Holding, Co.

             By:     /s/ Minhua Chen
Name: Minhua Chen
                        Title: Chairman of the Board of Directors

Dated: September 18, 2008